Exhibit 99.1
Concentrix Reports Third Quarter 2023 Results; Raises Quarterly Dividend 10 Percent

Newark, Calif., September 27, 2023 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology that operates under the trade name Concentrix + Webhelp, today announced financial results for the fiscal third quarter ended August 31, 2023.

	Three Months Ended
	August 31, 2023	August 31, 2022	Change
Revenue ($M)	$1,632.8	$1,579.6	3.4%
Operating income ($M)	$162.3	$157.5	3.0%
Non-GAAP operating income ($M) (1)	$231.0	$221.5	4.3%
Operating margin	9.9%	10.0%	-10 bps
Non-GAAP operating margin (1)	14.1%	14.0%	10 bps
Net income ($M)	$77.6	$106.7	(27.3)%
Non-GAAP net income ($M) (1)	$141.0	$154.4	(8.7)%
Adjusted EBITDA ($M) (1)	$269.3	$258.4	4.2%
Adjusted EBITDA margin (1)	16.5%	16.4%	10 bps
Diluted earnings per common share	$1.49	$2.04	(27.0)%
Non-GAAP diluted earnings per common share (1)	$2.71	$2.95	(8.1)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Third Quarter Fiscal 2023 Highlights:
•Revenue was $1,632.8 million, up 3.4% from the prior year third quarter, including a de minimis impact of foreign exchange rates compared with the prior year period, compared with $1,579.6 million in the prior year third quarter, and up 1.7% on an adjusted constant currency basis.
•Operating income was $162.3 million, or 9.9% of revenue, compared with $157.5 million, or 10.0% of revenue, in the prior year third quarter.
•Non-GAAP operating income was $231.0 million, or 14.1% of revenue, compared with $221.5 million, or 14.0% of revenue, in the prior year third quarter.
•Adjusted EBITDA was $269.3 million, or 16.5% of revenue, compared with $258.4 million, or 16.4% of revenue, in the prior year third quarter.
•Cash flow from operations was $211.4 million in the quarter. Free cash flow for the quarter was $167.5 million.
•Diluted earnings per common share (“EPS”) was $1.49 compared to $2.04 in the prior year third quarter.
•Non-GAAP diluted EPS was $2.71 compared to $2.95 in the prior year third quarter.

"We're pleased to announce that our strong execution drove revenue growth and profitability that were in line with our expectations for the third quarter, while our free cash flow increased 32% year on year," said Chris Caldwell, President and CEO of Concentrix + Webhelp. “Marquee multinational brands continue to trust us due to our deep domain expertise, consistent global delivery of high-quality services at scale, unwavering commitment to system security and regulatory compliance. We have experienced progress in deploying generative AI with select clients and sequential growth with our digital IT services business. We're also benefiting from the vendor consolidation trend which we believe will create opportunities for revenue growth and margin expansion in the future.”

Caldwell continued, “With our combination with Webhelp now complete, we are already seeing client demand for our expanded offerings. Adding Webhelp’s talented global staff strengthens our value proposition and solidifies our position as a leading global CX solutions company.”

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.275 per share quarterly dividend on August 8, 2023. The Company’s Board of Directors has declared a quarterly dividend of $0.3025 per share payable on November 7, 2023, to shareholders of record at the close of business on October 27, 2023.
•The Company repurchased 0.3 million shares in the third quarter at a cost of $27.0 million under its previously announced share repurchase program at an average cost of $84.35 per share. At August 31, 2023, the Company’s remaining share repurchase authorization was $312.1 million.

Business Outlook
The following statements are based on the Company’s current expectations for the fourth quarter of fiscal 2023, including the contributions of the Webhelp business from September 25, 2023. Non-GAAP financial measures exclude the impact of any future acquisitions, acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from other expense/income. These statements are forward-looking and actual results may differ materially.

Fourth Quarter Fiscal 2023 Expectations:
•Fourth quarter reported revenue is expected to be in the range of $2.190 billion to $2.215 billion.
•Fourth quarter non-GAAP operating income is expected to be in the range of $330 million to $340 million.
•The effective tax rate is expected to approximate 26%.
•Fourth quarter non-GAAP EPS is expected to be in the range of $3.03 to $3.15, assuming approximately 62 million diluted common shares outstanding.

The Company believes that a quantitative reconciliation of the non-GAAP operating income and non-GAAP EPS outlook to the most directly comparable GAAP measures cannot be provided without unreasonable efforts due to the recently completed combination with Webhelp and the related unavailability of the expected amortization of acquired intangible assets, acquisition-related and integration expenses and share-based compensation expenses. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its third quarter fiscal 2023 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix + Webhelp
Hi, we’re a leading global provider of customer experience (CX) solutions and technology. We create game-changing customer journeys for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX that helps brands grow across the world and into the future. Whether it’s a specific solution or the whole end-to-end journey — we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 70+ countries and six continents, we provide services across key industry verticals including technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Concentrix Corporation (NASDAQ: CNXC) operating under the trade name Concentrix + Webhelp. Location: virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Adjusted constant currency revenue growth, which is constant currency revenue growth excluding revenue from acquired operations in the current period for the twelve months following an acquisition and excluding revenue from divested operations in the comparative period for the twelve months preceding a divestiture. Adjusted constant currency revenue growth presents organic constant currency revenue growth for the business, without the impact of acquisitions or divestitures, thereby facilitating period-to-period comparisons of our business performance.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, free cash flow, effective tax rate, margin and cash flow expansion, quality of delivery, creation of long-term shareholder value, investments, capital allocation, business strategy, foreign currency exchange rate fluctuations, statements regarding the expected benefits of the combination with Webhelp, including the Company’s value proposition to clients, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the combination with Webhelp, including the ability to retain key employees and successfully integrate the Webhelp business; the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the combination, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the transaction on relationships with clients and other third parties; the unfavorable outcome of any legal proceedings that may be instituted against the Company; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflict in Ukraine; cyberattacks on the Company’s or its clients’ networks and information technology systems; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the inability to execute on the Company’s digital CX strategy; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for our business; increases in the cost of labor; the effects of the COVID-19 pandemic and other communicable diseases, natural disasters, adverse weather conditions or public health crises; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to successfully identify, complete and integrate strategic acquisitions or investments; competitive conditions in the Company’s industry and consolidation of its competitors; higher than expected tax liabilities; the demand for CX solutions and technology; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; currency exchange rate fluctuations; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; damage to the Company’s reputation through the actions or inactions of third parties; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the Securities and Exchange

Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2023 Concentrix Corporation. All rights reserved. Concentrix, Webhelp, Concentrix + Webhelp, the Concentrix and Webhelp logos, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	August 31, 2023	November 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,112,792	$145,382
Accounts receivable, net	1,379,437	1,390,474
Other current assets	209,736	218,476
Total current assets	3,701,965	1,754,332
Property and equipment, net	406,297	403,829
Goodwill	2,897,048	2,904,402
Intangible assets, net	873,091	985,572
Deferred tax assets	48,109	48,541
Other assets	523,032	573,092
Total assets	$8,449,542	$6,669,768

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$137,524	$161,190
Current portion of long-term debt	—	—
Accrued compensation and benefits	470,351	506,966
Other accrued liabilities	398,314	395,304
Income taxes payable	39,383	68,663
Total current liabilities	1,045,572	1,132,123
Long-term debt, net	3,973,467	2,224,288
Other long-term liabilities	468,161	511,995
Deferred tax liabilities	58,820	105,458
Total liabilities	5,546,020	3,973,864
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of August 31, 2023 and November 30, 2022, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 52,685 and 52,367 shares issued as of August 31, 2023 and November 30, 2022, respectively, and 50,915 and 51,096 shares outstanding as of August 31, 2023 and November 30, 2022, respectively	5	5
Additional paid-in capital	2,471,939	2,428,313
Treasury stock, 1,770 and 1,271 shares as of August 31, 2023 and November 30, 2022, respectively	(241,852)	(190,779)
Retained earnings	975,591	774,114
Accumulated other comprehensive loss	(302,161)	(315,749)
Total stockholders’ equity	2,903,522	2,695,904
Total liabilities and stockholders’ equity	$8,449,542	$6,669,768

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	August 31, 2023	August 31, 2022	% Change	August 31, 2023	August 31, 2022	% Change
Revenue
Technology and consumer electronics	$528,281	$500,595	6%	$1,549,093	$1,437,548	8%
Retail, travel and ecommerce	322,394	299,595	8%	935,850	879,537	6%
Communications and media	252,497	274,424	(8)%	767,278	808,884	(5)%
Banking, financial services and insurance	246,771	234,844	5%	768,388	733,673	5%
Healthcare	167,428	143,085	17%	509,960	441,473	16%
Other	115,463	127,059	(9)%	353,375	382,640	(8)%
Total revenue	$1,632,834	$1,579,602	3%	$4,883,944	$4,683,755	4%
Cost of revenue	1,039,142	1,012,754	3%	3,128,866	3,019,857	4%
Gross profit	593,692	566,848	5%	1,755,078	1,663,898	5%
Selling, general and administrative expenses	431,425	409,303	5%	1,274,198	1,201,696	6%
Operating income	162,267	157,545	3%	480,880	462,202	4%
Interest expense and finance charges, net	49,293	20,272	143%	130,496	42,015	211%
Other expense (income), net	6,169	(12,086)	(151)%	19,266	(22,247)	(187)%
Income before income taxes	106,805	149,359	(28)%	331,118	442,434	(25)%
Provision for income taxes	29,170	42,235	(31)%	86,763	111,738	(22)%
Net income before non-controlling interest	77,635	107,124	(28)%	244,355	330,696	(26)%
Less: Net income attributable to non-controlling interest	—	434	(100)%	—	591	(100)%
Net income attributable to Concentrix Corporation	$77,635	$106,690	(27)%	$244,355	$330,105	(26)%

Earnings per common share:
Basic	$1.50	$2.05		$4.70	$6.32
Diluted	$1.49	$2.04		$4.67	$6.28
Weighted-average common shares outstanding:
Basic	51,059	51,193		51,130	51,461
Diluted	51,209	51,549		51,384	51,834

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Revenue	$1,632,834	$1,579,602	$4,883,944	$4,683,755
Revenue growth, as reported under U.S. GAAP	3.4%	13.1%	4.3%	13.7%
Foreign exchange impact	—%	4.2%	1.4%	2.9%
Constant currency revenue growth	3.4%	17.3%	5.7%	16.6%
Effect of excluding revenue of acquired and divested businesses	(1.7)%	(9.8)%	(3.4)%	(7.5)%
Adjusted constant currency revenue growth	1.7%	7.5%	2.3%	9.1%

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Operating income	$162,267	$157,545	$480,880	$462,202
Acquisition-related and integration expenses	18,494	12,565	31,470	15,213
Amortization of intangibles	39,510	41,500	118,196	121,025
Share-based compensation	10,740	9,862	38,683	37,678
Non-GAAP operating income	$231,011	$221,472	$669,229	$636,118

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net income	$77,635	$106,690	$244,355	$330,105
Net income attributable to non-controlling interest	—	434	—	591
Interest expense and finance charges, net	49,293	20,272	130,496	42,015
Provision for income taxes	29,170	42,235	86,763	111,738
Other expense (income), net	6,169	(12,086)	19,266	(22,247)
Acquisition-related and integration expenses	18,494	12,565	31,470	15,213
Amortization of intangibles	39,510	41,500	118,196	121,025
Share-based compensation	10,740	9,862	38,683	37,678
Depreciation	38,246	36,933	114,632	110,107
Adjusted EBITDA	$269,257	$258,405	$783,861	$746,225

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Operating margin	9.9%	10.0%	9.8%	9.9%
Non-GAAP operating margin	14.1%	14.0%	13.7%	13.6%
Adjusted EBITDA margin	16.5%	16.4%	16.0%	15.9%

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net income	$77,635	$106,690	$244,355	$330,105
Acquisition-related and integration expenses	18,494	12,565	31,470	15,213
Acquisition-related expenses included in interest expense and finance charges, net (1)	13,716	—	25,556	—
Acquisition-related expenses included in other expense (income), net (1)	2,064	—	14,493	—
Amortization of intangibles	39,510	41,500	118,196	121,025
Share-based compensation	10,740	9,862	38,683	37,678
Income taxes related to the above (2)	(21,131)	(16,237)	(57,099)	(44,170)
Non-GAAP net income	$141,028	$154,380	$415,654	$459,851

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net income	$77,635	$106,690	$244,355	$330,105
Less: net income allocated to participating securities	(1,282)	(1,571)	(4,178)	(4,816)
Net income attributable to common stockholders	76,353	105,119	240,177	325,289
Acquisition-related and integration expenses allocated to common stockholders	18,189	12,380	30,932	14,991
Acquisition-related expenses included in interest expense and finance charges, net allocated to common stockholders(1)	13,490	—	25,119	—
Acquisition-related expenses included in other expense (income), net allocated to common stockholders (1)	2,030	—	14,245	—
Amortization of intangibles allocated to common stockholders	38,858	40,889	116,175	119,259
Share-based compensation allocated to common stockholders	10,563	9,717	38,022	37,128
Income taxes related to the above allocated to common stockholders (2)	(20,782)	(15,998)	(56,123)	(43,526)
Non-GAAP net income attributable to common stockholders	$138,701	$152,107	$408,547	$453,141

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Diluted earnings per common share (“EPS”) (3)	$1.49	$2.04	$4.67	$6.28
Acquisition-related and integration expenses	0.36	0.24	0.60	0.29
Acquisition-related expenses included in interest expense and finance charges, net (1)	0.26	—	0.49	—
Acquisition-related expenses included in other expense (income), net (1)	0.04	—	0.28	—
Amortization of intangibles	0.76	0.79	2.26	2.30
Share-based compensation	0.21	0.19	0.74	0.72
Income taxes related to the above (2)	(0.41)	(0.31)	(1.09)	(0.85)
Non-GAAP diluted EPS	$2.71	$2.95	$7.95	$8.74

Weighted-average number of common shares - diluted	51,209	51,549	51,384	51,834

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net cash provided by operating activities	$211,416	$152,557	$448,744	$365,041
Purchases of property and equipment	(43,936)	(26,110)	(115,717)	(97,276)
Free cash flow	$167,480	$126,447	$333,027	$267,765

(1) Included in these amounts are a) bridge financing fees expensed and interest expenses associated with the senior notes, net of interest earnings on invested proceeds incurred in advance of the Webhelp combination b) expenses associated with non-designated call option contracts put in place to hedge foreign exchange movements in connection with the Webhelp combination that are included within interest expense and finance charges, net and other expense (income), net, respectively, in the consolidated statement of operations.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(3) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1.7% and 1.5% of net income, respectively, for both the three and nine months ended August 31, 2023 and 2022 and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.